EXHIBIT 32

JOINT CEO/CFO CERTIFICATE REQUIRED

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Beam Inc. (the “Company”), hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: May 7, 2012

/s/ Matthew J. Shattock
Matthew J. Shattock
President and Chief Executive Officer

/s/ Robert F. Probst
Robert F. Probst Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Beam Inc. and will be retained by Beam Inc. and furnished to the Securities and Exchange Commission or its staff upon request.